[LETTERHEAD]

                               HALE AND DORR LLP

                               COUNSELLORS AT LAW

                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109

                         617-526-6000 o fax 617-526-5000

                                                                     Exhibit 5.1

                               September 29, 1998


Berkshire Realty Company, Inc.
470 Atlantic Avenue
Boston, MA  02210

Gentlemen:

     This opinion is furnished to you in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 582,919 shares of common stock, par value $.01 (the "Common Stock"), to be issued by Berkshire Realty Company, Inc., a Delaware corporation (the "Company"), from time to time as described in the Registration Statement if, and to the extent that, holders of units of limited partnership interest ("Units") in BRI OP Limited Partnership (the "Operating Partnership") exercise their right to convert such Units into cash or shares of Common Stock and the Operating Partnership directs the Company to acquire such Units in exchange for Common Stock (the "Redemption Shares") pursuant to the terms of the BRI OP Limited Partnership Agreement, as amended (the "Partnership Agreement"), of the Operating Partnership.

     We have acted as counsel for the Company in connection with the preparation of the Registration Statement and various corporate documents related thereto. We have examined and relied upon the following documents and instruments for the purpose of giving this opinion:

     1. the Registration Statement and the Prospectus filed therewith and all exhibits thereto;

     2. a copy of the Company's Restated Certificate of Incorporation, as amended to date;

     3.   a copy of the Company's By-laws, as amended to date;

     4.   a copy of the Partnership Agreement, as amended to date;

     5.   minutes of meetings of the Board of Directors of the Company; and


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Berkshire Realty Company, Inc.
September 29, 1998
Page 2


     6. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     In examining all documents, we have assumed the genuineness of all signatures thereon, the accuracy of all statements contained therein, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents furnished to us as certified or photographic copies and the completeness of all documents furnished to us. We have also assumed the legal capacity (as distinct from authority) and competency of any individual who has signed any instrument referred to herein.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of The Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Redemption Shares, when issued in exchange for Units in accordance with the terms of the Partnership Agreement, will be duly authorized and validly issued, fully paid and non-assessable.

     It is our understanding that this opinion is to be used only in connection with the offer and sale of the Redemption Shares while the Registration Statement is in effect.

     The opinions set forth herein are expressed as of the date hereof, and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts and the law upon which such opinions are based.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                        Very truly yours,

                                                        /s/ Hale and Dorr LLP

                                                        HALE AND DORR LLP